UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20509

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 19, 2021

Tejon Ranch Co.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-07183	77-0196136
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 1000, Lebec, California	93243
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 661 248-3000

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

Four proposals were submitted to a vote at the 2021 Annual Meeting of Stockholders of Tejon Ranch Co. (the “Company”) held on May 19, 2021: (1) the election of three Class I Directors, (2) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2021, (3) an advisory vote to approve named executive officer compensation, and (4) an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of the Company’s common stock from 30,000,000 to 50,000,000 (the “Certificate Amendment”).

The Company’s stockholders elected the three Class I Directors, approved the appointment of Deloitte & Touche LLP and the Certificate Amendment, and did not approve the advisory vote on executive compensation, as reflected below.

Following are the vote results for each Director nominee:

	For	Withheld	Broker Non-Votes
Jean Fuller	19,016,905	331,152	2,888,062
Geoffrey L. Stack	18,839,830	508,931	2,888,062
Michael H. Winer	18,604,016	744,745	2,888,062

Following are the vote results for the ratification of the appointment of our independent registered public accounting firm:

For	Against	Abstain
21,819,111	395,150	22,562

Following are the vote results for the advisory vote to approve named executive officer compensation:

For	Against	Abstain	Broker Non-Votes
8,648,560	9,428,781	1,271,420	2,888,062

Following are the vote results for the Certificate Amendment:

For	Against	Abstain
21,060,754	1,154,632	21,336

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2021	TEJON RANCH CO.

	By:	/S/ ALLEN E. LYDA
	Name:	Allen E. Lyda
	Title:	Executive Vice President, and Chief Operating Officer

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